Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Central Parking Corporation
     We consent to the incorporation by reference in the registration statements (Nos. 33-98118, 33-98120, 33-98122, 333-37909 and 333-74837) on Form S-8 and the registration statements (Nos. 333-52497 and 333-54914) on Form S-3 of Central Parking Corporation of our report dated December 14, 2006 with respect to the consolidated balance sheets of Central Parking Corporation and subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2006, and all related financial statement schedules, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 and the effectiveness of internal controls over financial reporting as of September 30, 2006, which reports appear in the September 30, 2006 annual report on Form 10-K of Central Parking Corporation.
     Our report dated December 14, 2006, on the Company’s consolidated financial statements refers to a change in accounting for share-based payments in fiscal 2006.
/s/ KPMG LLP
Nashville, Tennessee
December 14, 2006